LITIGATION ECONOMICS INC.

                  SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE
                                    AGREEMENT


   THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT is made as of March 16, 1998, by and between Litigation Economics, Inc., a Nevada corporation (the "Company"), and the persons listed on Exhibit 1 who are signatories to this Agreement (the "Investors").

                      The Parties Hereby Agree as Follows:

   1.  Purchase and Sale.

   1.1 Sale and Issuance of Series A Preferred Stock. Subject to the terms and conditions of this Agreement, each of the Investors agrees to purchase at the Closing, and the Company agrees to sell and issue to each of the investors at the Closing, severally and not jointly, against cash payment, cancellation of indebtedness or cancellation of interest owed, the number of shares of Series A Preferred Stock (the "Series A Shares") of the Company set forth opposite each Investor's name in Exhibit 1 to this Agreement at a purchase price of $0.64 per share.

   1.2 Closing. The purchase and sale of the Series A Shares being purchased by the Investors shall take place at the offices of Company Counsel, Ray Quinney & Nebeker, 7th Floor, 79 South Main Street, Salt Lake City, Utah 84111, at 10:00 o'clock a.m. on March 16, 1998, or at such other time and place as the Company and the Investors mutually agree upon (which time and place are designated the "Closing"). At the Closing, the Company shall deliver to each of the Investors a certificate representing the number of Series A Shares which each such Investor is purchasing against delivery to the Company by each such Investor of cash or a certified bank cashier's or other instrument reasonably acceptable to the Company. The Company may not issue additional Series A Shares or warrants, options or other rights to acquire Series A Shares without the prior written approval of holders of at least two-thirds of the outstanding Series A Shares purchased under this Agreement.

   1.3 Use of Proceeds. The Company agrees to use the proceeds from the sale of the Series A Shares for the planned PaperDirect and Current Social Expressions acquisition and for working capital purposes.

   2. Representations and Warranties of the Company.

   Except as set forth on Exhibit 2, the Company hereby represents and warrants to the Investors that:

   2.1 Incorporation. The Company and each of the Subsidiaries (as defined in paragraph 2.3) is a corporation duly organized and validly existing, is in good standing under the laws of the state or other place of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company and each of the Subsidiaries is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations. True and accurate copies of the Company's Articles of Incorporation, all amendments thereto, and Bylaws as presently in effect are attached hereto as Exhibit 2.1.

   2.2 Capitalization. The authorized capital of the Company consists of 50,000,000 shares of Common Stock, of which at Closing not more than 2,000,000 shares will be issued and outstanding, and 5,000,000 shares of Preferred Stock (the "Preferred Shares"). Of the Preferred Shares, 2,350,000 shares have been designated Series A Preferred Stock (the "Series A Preferred"), none of which are issued and outstanding as of the Closing. Immediately prior to the Closing, 2,350,000 shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred (subject to adjustment as a result of this transaction).

   2.3 Subsidiaries. Except as set forth on Exhibit 2 attached hereto, the Company does not presently control, directly or indirectly, any other corporation, association or business entity. The entities listed on Exhibit 2 are referred to herein as the "Subsidiaries." Each of the Subsidiaries is wholly owned by the Company.

   2.4 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Series A Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Series A Shares is not, and issuance of the Common Stock issuable upon conversion of the Series A Shares will not be subject to preemptive rights or other preferential rights of any present or future stockholders in the Company.

   2.5 Validity of Securities. The Series A Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued. The Common Stock issuable upon conversion of the Series A Shares has been duly and validly reserved and upon issuance will be duly and validly issued, fully paid and nonassessable.

   2.6 Governmental Consents. All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Company and the Subsidiaries required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

   2.7 Compliance With Other Instruments. The Company and each of the Subsidiaries is not in violation of any provisions of its respective Articles of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company or the Subsidiaries. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

   2.8 Litigation. There are no actions, proceedings or investigations pending, or to the knowledge of the Company or the Subsidiaries threatened, which question the validity of this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company or the Subsidiaries, nor, to the knowledge of the Company and the Subsidiaries, has there occurred any event or does there exist any condition which might properly be the basis therefor.

   2.9 Financial Statements. The Company has previously furnished true and complete copies of Statements of financial condition as of December 31, 1997 and December 31, 1996 and the related statements of operations and statements of changes in financial position for the years then ended, all certified by Jones, Jensen & Co., independent accountants

   All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to the unaudited financial statements), fairly present the consolidated financial condition of the Company and the Subsidiaries as of dates thereof, and the consolidated results of operations of the Company and the Subsidiaries for the periods indicated, and, in the case of unaudited statements, subject to normal and recurring year-end adjustments. Specifically, without limitation, such financial statements reflect, as of their respective dates, all material accrued liabilities and adequate reserves for all material unaccrued liabilities and for all reasonably anticipated material losses of the Company and the Subsidiaries. The books of account of the Company and the Subsidiaries fully and fairly reflect all of the transactions of such companies and are complete and accurate. Neither the Company nor any of the Subsidiaries is subject to any undisclosed material liability not (i) reflected in its December 31, 1997 audited financial statements referred to above or in the notes thereto, or (iii) incurred in the ordinary course of business since December 31, 1997. For purposes of this Agreement, all financial statements of the Company shall be deemed to include any notes to such financial statements.

   2.10 Absence of Certain Changes. Except as set forth on Exhibit 2 attached to this Agreement, since December 31, 1997, whether or not in the ordinary course of business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of the Company or the Subsidiaries considered as a whole, or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company and the Subsidiaries considered as a whole.

   2.11 Tax Returns and Reports. All federal income tax and state franchise tax returns and tax reports required to be filed by the Company and the Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company and the Subsidiaries. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company and the Subsidiaries have been fully paid or adequately provided for on the books and financial statements of the Company or the Subsidiaries. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company and the Subsidiaries and their affiliates have not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

   2.12 Properties. The Company and the Subsidiaries have good and marketable title to their respective real and personal properties and assets and valid leasehold interests in their respective leased properties as and to the extent carried on its books, including those reflected on the audited statements of financial condition as of December 31, 1997 referred to in paragraph 2.9 above, except properties and assets disposed of in the ordinary course of business since December 31, 1997 or referred to on Exhibit 2 attached hereto, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance of joint ownership interest, except (a) liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, or (b) as shown on
Exhibit 2 attached hereto. The use of any property of the Company or the Subsidiaries for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the date of Closing, in the future will not be, curtailed to a material degree by any violations prior to the Closing by the Company or any of the Subsidiaries of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning, or similar matters). The Company and the Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said lease are valid and subsisting and in full force and effect.

   2.13 Agreements. Except as set forth in Exhibit 2, neither the Company nor any of the Subsidiaries has breached, nor has any such entity received oral or written notice of any claim or threatened claim that the Company or any of the Subsidiaries has breached, any of the terms or conditions of any agreement, contract, lease, commitment or understanding, whether oral or written, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company and the Subsidiaries considered as a whole.

   2.14 Pension Benefit Plan. The Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

   2.15 Registration Rights. Except as set forth in this Agreement, no person or entity has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Act") relating to any securities of the Company or any right to participate in any such registration statement.

   2.16 Disclosure. To the best of the Company's knowledge and belief, neither this Agreement, the financial statements referred in paragraph 2.09, nor any other agreement, document, certificate or written statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Most of the Company's executive officers have only been employed by the Company for a very short period of time. To the best knowledge of the Company's executive officers, but without having made any independent investigation, there is no fact within the special knowledge of any of the executive officers of the Company which has not been disclosed herein or in writing by them to the Investors and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Company and the Subsidiaries. Without limiting the foregoing, the Company has no knowledge or belief that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or other, or the operations of the Company and the Subsidiaries.

   3. Representations and Warranties of the Investors.

   Each of the Investors represents and warrants to the Company as follows:

   3.1 Authorization. When executed and delivered by such Investor, this Agreement will constitute the valid and legally binding obligation of such Investor.

   3.2 Accredited Investor. Such investor (other than those identified in writing to counsel for the Company prior to the Closing) is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

   4. Securities Act of 1933.

   4.1  Investment Representation.

   (a) This Agreement is made with each of the Investors in reliance upon their respective representations to the Company, which by its acceptance hereof each of the Investors hereby confirms, that the Series A Shares to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, each of the Investors further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Series A Shares or any Common Stock acquired on conversion of the Series A Shares (all of such securities are hereinafter collectively referred to as the "Securities").

   (b) Each of the Investors understands that the Securities are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company's reliance on such exemption is predicated on its representations set forth herein.

   (c) Each of the Investors agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken. Notwithstanding the foregoing, each Investor may distribute any of the Securities to the owners of its equity.

   (d) Each of the Investors represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investors answered by the Company.

   (e) Each of the investors understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. Each of the Investors also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

   4.2 Legends. All certificates for the Securities shall bear substantially the following legend:


   "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A "NO-ACTION' OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

   4.3 Rule 144. The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and
(ii) it will furnish the Investors upon request with all information about the Company required for the preparation and filing of Form 144.

   5. Conditions to Investors' Obligations at Closing.

   The obligations of the Investors under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

   5.1 Representations and Warranties. The representations and warranties contained in paragraph 2 hereof, subject to the disclosures contained in Exhibit 2, shall be true on and as of the Closing.

   5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing.

   5.3 Reservation of Shares. The Company shall have reserved 2,350,000 shares of its Common Stock for issuance upon the conversation of the Series A Shares.

   5.4 State Securities Laws. The Company will have complied with all requirements under all applicable state securities laws with respect to the offer and sale of the Series A Shares and the Common Stock to be issued upon the conversion thereto.

   5.5 Compliance Certificate. There shall have been delivered to each of the Investors a certificate, dated the Closing Date, signed by the Company's president, certifying that the conditions specified in paragraphs 5.1, 5.2, 5.3, 5.4, and 5.8 have been fulfilled.

   5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

   5.7 Adopted Certificate of Determination of Preferences. An adopted Certificate of Designation in substantially the form attached hereto as an Exhibit shall have been adopted by the Board of Directors of the Company, been filed with the State of Nevada, and shall have become effective.

   6. Conditions of the Company's Obligations at Closing.

   The obligations of the Company under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

   6.1 Warranties True on the Closing Date. The representations and warranties of each of the Investors contained in paragraphs 3 and 4 hereof shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

   7.  Registration Rights.

   There are no registration rights connected to the Series A Shares.

   8.  Covenants.

   8.1 Financial Statements. The Company promptly shall deliver to each holder of Series A Shares annual and quarterly financial statements.

   8.2 Reservation of Shares. The Company shall reserve sufficient additional shares of Common Stock for issuance upon conversion of all Series A Shares then outstanding.

   8.3 Adoption of Certificate of Determination of Preferences. The Company covenants to use its best efforts to adopt and file a Certificate of Determination of Preferences on or prior to March 16, 1998, the authorized number of shares of Series A Preferred to be a number equal to the number of Series A Shares sold pursuant to this Agreement and the Investors hereby authorize, approve and consent to all actions taken or to be taken by the Company in connection with the adoption and filing of such Certificate of Determination of Preferences.

   9.  Miscellaneous.

   9.1 Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

   9.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

   9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   9.4 Title and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

   9.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days advance written notice to the other party.

   9.6 Finder's Fee. Each party hereto represents that it is not, and will not be, obligated for any finder's fee or commission payable in cash in connection with this transaction. Each of the Investors hereby agrees to indemnity and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee ( and the costs and expenses of defending against such liability or asserted liability) for which any such Investor or any of its employees or representatives is responsible).

   The Company agrees to indemnify and hold harmless the Investors from any liability for any commission and compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

   9.7 Survival of Warranties. The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

   9.8 Amendment of Agreement. Except as expressly provided herein, any provision of this Agreement may be amended or waived on behalf of all Investors by a written instrument signed by the Company and by Investors holding at least a majority of the aggregate of the shares of Common Stock issuable and issued upon conversion of the Series A Shares.

   In Witness Whereof, the undersigned have executed this Agreement on March 13, 1998, effective as of the day and year first written above.

         Litigation Economics, Inc.            Empire Financial Investments LLC

         By: /s/  Cornelius A. Hofman II       By: /s/ Louis A. Farris, Jr.
            -----------------------------         ---------------------------
         Authorized Officer                    Managing Member
         Managing Member

                                    Exhibit 1

                               LIST OF PURCHASERS


Empire Financial Investments LLC        2,350,000 shares     $1,500,000
10670 North Central Expressway
Suite 235
Dallas, Texas   75231

                                    Exhibit 2

                                   Disclosures



                                      NONE

                                    Exhibit 3

             Certificate of Designation of Series A Preferred Stock

                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK
                                       OF
                           LITIGATION ECONOMICS, INC.

                  The undersigned President of LITIGATION ECONOMICS, INC., a corporation duly organized and existing under the laws of the State of Nevada, does hereby certify that complete and proper Board of Directors action has taken place to create and designate a new series of preferred stock, as permitted by the Corporation's Articles of Incorporation, as follows:

                                    Number of Shares.  The  series of  preferred
                           stock created hereby shall comprise 2,350,000 shares designated as Series A Convertible Preferred Stock ("Series A Stock"). The Series A Stock has a stated value of $0.50 per share. The number of authorized shares of the Series A Stock may be reduced by further resolution duly adopted by or pursuant to authority conferred by the Board of Directors of the Company and by the filing of a Certificate Of
                           Designations pursuant to the provisions of the Act stating that such reduction has been so authorized, but (i) the number of authorized shares of the Series A Stock shall not be increased; and (ii) the number of shares of Series A Stock may not be reduced below that number of shares which are issued and outstanding at the time.

                                    Liquidation Rights.

                           a. Payment Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of outstanding shares of the Series A Stock shall be entitled, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior to the

                                    Series A  Stock upon liquidation, to be paid
                                    in full an  amount equal to $0.50 per share.
                                    After  payment  of  the  full amount of such
                                    liquidation distribution, the holders of the
                                    Series A Stock shall not be  entitled to any
                                    further participation in any distribution of
                                    assets of the Company.
                           b. Insufficient Assets. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of the Series A Stock and the holders of shares of all other stock of the Company ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Stock, shall be insufficient to pay in full the preferential amount set forth in Section (a) and liquidating payments on all such other stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Stock and all such other stock ratably in accordance with the respective amounts which would be payable on such shares of the  Series  A Stock and  any such
                                    other  stock  if all amounts payable thereon
                                    were paid in full.
                           c. Payments on Stock Ranking Junior. In the event of any such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Stock of the liquidation distribution to which they are entitled pursuant to Section (a), no dividend or other distribution shall be made to the holders of the Common Stock or any other class of stock ranking upon liquidation junior to the shares of the Series A Stock and no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the shares of the Common Stock or such other class of stock.
                           d. Definition. Neither the consolidation nor merger of the Company into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this resolution.

                                    Voting Rights.

                           a. Generally. Holders of the Series A Stock shall not have any voting rights except as hereinafter provided or as otherwise from time required by law. Notwithstanding the foregoing, at any duly called meeting of the shareholders of the Company or upon any vote validly taken by consent as permitted by the Act or the Company's Articles of Incorporation, each share of Series A Stock shall have three (3) common share votes in any vote of common shareholders, and shall have one (1) preferred share vote in any vote of preferred shareholders.
                           b. Ranking. So long as any shares of Series A Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series A Stock with respect to the distribution of assets on liquidation, or reclassify any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation, as amended, or of the resolutions contained in the Certificate of Designations for Series A Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such Series A Stock or the holders thereof; provided, however, that any creation or issuance of other series of preferred stock, or any increase in the amount of  authorized  shares of such series
                                    or of any other series of  Preferred  Stock,
                                    in each  case  ranking  on a parity  with or
                                    junior  to the  Series A Stock  shall not be
                                    deemed to materially  and  adversely  affect
                                    such  rights,  preferences,   privileges  or
                                    voting powers.
                           c. Applicability. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Stock shall have converted or called for conversion.

                                    Conversion of Series A Stock

                           a. Shares of Series A Stock may be converted by the registered holders thereof into shares of common stock on a one for one basis at any time after December 31, 2000, provided that presentation of Series A Stock takes place prior to a call for the redemption of the Series A Stock by the Company.
                           b. As promptly as practicable after the conversion and cancellation of the Series A Stock as provided in (a), above, the Company shall deliver, or cause to be delivered to the former holders of the Series A Stock certificates representing the number of shares of common stock issuable upon such conversion, issued in such name or names as such holder shall direct.
                           c. The conversion rate shall be subject to adjustment from time to time as follows:
                                    (i) In case  the  Company  shall at any time
                                    (A)   pay  a   dividend   with   or  make  a
                                    distribution  of shares of its common  stock
                                    (whether   shares  of  common  stock  or  of
                                    capital stock of any other class) other than
                                    the 2-for-1  forward  split in the form of a
                                    100% stock dividend paid to  shareholders of
                                    record on March 1, 1998,  (B)  subdivide  or
                                    reclassify its outstanding  shares of common
                                    stock  into a greater  number of  securities
                                    (including  shares of common stock),  or (C)
                                    combine or reclassify its outstanding shares
                                    of common  stock  into a  smaller  number of
                                    shares  (including  shares of common stock),
                                    the  conversion  rate in effect  immediately
                                    prior  thereto shall be adjusted so that the
                                    holder of  record of any  shares of Series A
                                    Stock  thereafter  cancelled for  conversion
                                    shall be  entitled  to receive the number of
                                    shares of the  Company  which he would  have
                                    owned or have been entitled to receive after
                                    the happening of any of the events described
                                    above had such shares of Series A Stock been
                                    converted immediately prior to the happening
                                    of such event.  An adjustment  made pursuant
                                    to  this   subparagraph   (i)  shall  become
                                    effective  immediately after the record date
                                    in the case of a dividend  and shall  become
                                    effective  immediately  after the  effective
                                    date  in  the  case  of  a  subdivision   or
                                    combination.   If,   as  a   result   of  an
                                    adjustment    made    pursuant    to    this
                                    subparagraph (i), the holder of any Series A
                                    Stock  thereafter   converted  shall  become
                                    entitled  to  receive  shares of two or more
                                    classes of capital stock of the Company, the
                                    Board of  Directors  of the  Company  (whose
                                    determination  shall  be  conclusive)  shall
                                    determine  the  allocation  of the  adjusted
                                    conversion  rate  between or among shares of
                                    such classes of capital stock.  In the event
                                    that  at  any  time,   as  a  result  of  an
                                    adjustment    made    pursuant    to    this
                                    subparagraph (i), the holder of any Series A
                                    stock  thereafter   converted  shall  become
                                    entitled  to  receive  any  shares  or other
                                    securities  of the Company other than shares
                                    of common  stock,  thereafter  the number of
                                    such   other   shares   so   received   upon
                                    conversion  of any  Series A Stock  shall be
                                    subject to adjustment from time to time in a
                                    manner and on terms as nearly  equivalent as
                                    practicable to the  provisions  with respect
                                    to the shares of common  stock  contained in
                                    this Section 4(d),  and other  provisions of
                                    this Section 4 with respect to the shares of
                                    common stock shall apply on like term to any
                                    such other shares or other securities.  (ii)
                                    In case the Company  shall fix a record date
                                    for making a distribution  to all holders of
                                    its   common   stock    evidences   of   its
                                    indebtedness  or assets  (excluding  regular
                                    quarterly  or other  periodic  or  recurring
                                    cash  dividends  or  distributions  and cash
                                    dividends   or   distributions   paid   from
                                    retained earnings) or rights or warrants to subscribe or purchase, then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price (as defined in subparagraph (iv) below) per share of the common stock on such record date, and the denominator of which shall be such current market price per share of common stock, less the then fair market value (as determined in good faith by the

                                    Board  of  directors,   whose  determination
                                    shall be  conclusive)  of the portion of the
                                    assets  or  evidences  of   indebtedness  so
                                    distributed  or of such  rights or  warrants
                                    applicable  to one  share of  common  stock.
                                    Such adjustment  shall be made  successfully
                                    whenever  such a record  date is  fixed  and
                                    shall  become  effective  immediately  after
                                    such  record   date.   Notwithstanding   the
                                    foregoing,  in the  event  that the  Company
                                    shall  distribute  any rights or warrants to
                                    acquire capital stock ("Rights") pursuant to
                                    this subparagraph  (ii), the distribution of
                                    separate   certificates   representing  such
                                    Rights    subsequent    to   their   initial
                                    distribution    (whether    or   not    such
                                    distribution  shall have  occurred  prior to
                                    the date of the  issuance  of such  Series A
                                    Stock)   shall   be   deemed   to   be   the
                                    distribution  of such Rights for purposes of
                                    this  subparagraph  (ii);  provided that the
                                    Company   may,   in  lieu  of   making   any
                                    adjustment  pursuant  to  this  subparagraph
                                    (ii)  upon  a   distribution   of   separate
                                    certificates  representing such Rights, make
                                    proper provision so that each holder of such
                                    Series A Stock who  converts  such  Series A
                                    Stock (or any  portion  thereof)  (A) before
                                    the  record  date for such  distribution  of
                                    separate  certificates  shall be entitled to
                                    receive  upon  such  conversion   shares  of
                                    common  stock  issued  with  Rights  and (B)
                                    after  such  record  date  and  prior to the
                                    expiration,  redemption  or  termination  of
                                    such  Rights  shall be  entitled  to receive
                                    upon such  conversion,  in  addition  to the
                                    shares of common  stock that  issuable  upon
                                    such  conversion,  the same  number  of such
                                    Rights  as would a holder  of the  number of
                                    shares of common  stock  that such  Series A
                                    Stock so converted  would have  entitled the
                                    holder  thereof to  purchase  in  accordance
                                    with  the  terms  and   provisions   of  and
                                    applicable  to the  Rights if such  Series A
                                    Stock were  converted  immediately  prior to
                                    the  record  date  for  such   distribution.
                                    Common  stock  owned  by  or  held  for  the
                                    account of the Company or any majority owned
                                    subsidiary  shall not be deemed  outstanding
                                    for the purpose of any  adjustment  required
                                    under this subparagraph  (ii). (iii) For the
                                    purpose    of    any    computation    under
                                    subparagraph  (ii), the current market price
                                    per share of common  stock at any date shall
                                    be  deemed  to be the  average  of the daily
                                    Closing  Prices for the  thirty  consecutive
                                    business days commencing forty-five business
                                    days before the day in question. The Closing
                                    Price for any day shall be the mean  between
                                    the   closing   high   bid  and  low   asked
                                    quotations  of common  stock of the  Company
                                    Electronic  Bulletin  Board in the  National
                                    Association  of  Securities  Dealers,  Inc.,
                                    Automated  Quotation  System, or any similar
                                    system   or   automated   dissemination   of
                                    quotations  of  securities  prices  then  in
                                    common use.  (iv) Nothing  contained  herein
                                    shall be construed to require an  adjustment
                                    in the  conversion  rate as a result  of the
                                    issuance of common stock pursuant to, or the
                                    granting or  exercise of  any  rights under,
                                    the   Company's   Long   Term   Equity-Based
                                    Incentive Plan or any other plans  providing
                                    for the  purchase of shares of common  stock
                                    by the Company's  shareholders  or employees
                                    at a price not less than 90% of the "average
                                    market price" during the "pricing period" as
                                    such terms, or equivalent terms, are defined
                                    in,  and as  calculated  pursuant  to,  such
                                    plans from time to time.
                           (d) No fractional shares of stock shall be issued upon the conversion of any Series A Stock. Fractions of shares of common stock resulting from the conversion provisions hereof shall be rounded up to the next whole share.
                           (e) In case any of the following shall occur while any Series A Stock is outstanding: (i) any reclassification or change of the outstanding shares of common stock deliverable upon conversion of the Series A Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of common stock into two or more classes or series of securities); or (ii) any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, the outstanding shares of common stock issuable upon conversion of the Series A Stock); or (iii) any sale or conveyance to another corporation of the properties and assets of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision in its charter or otherwise so that the holders of the Series A Stock then outstanding shall have the right to any time thereafter to convert such Series A Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger,  sale or  conveyance  by a holder of
                                    the number  shares of common stock  issuable
                                    upon  conversion  of  such  Series  A  Stock
                                    immediately prior to such  reclassification,
                                    change,   consolidation,   merger,  sale  or
                                    conveyance. Such provision shall provide for
                                    adjustments   which   shall  be  as   nearly
                                    equivalent  as  may  be  practicable  to the
                                    adjustments  provided for in this Section 5.
                                    The above  provisions of this  paragraph (e)
                                    shall    similarly   apply   to   successive
                                    reclassification,  changes,  consolidations,
                                    mergers, sales or conveyances.
                           (f) Following the issuance of the Series A Stockholder the Company will promptly take such actions as required to effect the Recapitalization pursuant to which a sufficient number of common shares shall be created to effect the conversion of all outstanding Series A Stock.
                           (g) Before taking any action which would cause an adjustment increasing the conversion rate so that the conversion price is below the then par value of the shares of common stock, the Company will take any corporation action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of common stock at the conversion rate as so adjusted.
                           (h) The issuance of certificates for shares of common stock upon conversion of Series A Stock shall be made without charge to the converting stockholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of the Series A Stock converted. However, if any such certificates is to be issued in a name other than that of the holder of the converted Series A Stock, the Company shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

                           (i) Whenever the conversion rate then in effect is adjusted as herein provided, the Company shall mail to each holder of the Series A Stock at such holder's address as it shall appear on the books of the Company a statement setting forth the adjusted conversion rate, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.
                           (j) In case (i) the Company shall declare a dividend (or any other distribution) on its common stock other than in cash out of its current or retained earnings, or (ii) the Company shall authorize the granting to the holders of its common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants, or (iii) of any reclassification or change of the common stock of the Company (other than a subdivision or combination of its outstanding shares of common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required or the sale or transfer of all or substantially all of the assets of the Company, or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall mail to each holder of Series A Stock at such holder's address as it shall appear on the books of the Company, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation  or  winding up is  expected  to
                                    become  effective,  and the date as of which
                                    it is expected  that holders of common stock
                                    of  record  shall be  entitled  to  exchange
                                    their shares of common stock for  securities
                                    or  other  property  deliverable  upon  such
                                    reclassification,   consolidation,   merger,
                                    dissolution,  liquidation  or winding up. No
                                    failure  to mail such  notice nor any defect
                                    therein  or in  the  mailing  thereof  shall
                                    affect the  legality or validity of any such
                                    transaction   or  any   adjustment   in  the
                                    conversion rate or conversion price required by this Section.

                                    Redemption of Series A Stock.

                           a. The Company may redeem Shares of Series A Stock at any time after December 31, 2000 at the redemption call price of $1.00 per share.
                           b. The Company must provide written notice of its intent to redeem the Series A Stock at least 20 business days prior to the designated redemption date, in order to give holders of shares of Series A Stock an opportunity to convert into common stock if they desire.
                           c. Notice will be deemed adequate if mailed first class postage prepaid to the addresses of the registered holders appearing on the transfer records of the Company.


                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Designation this 12th day of March, 1998.

                                            LITIGATION ECONOMICS, INC

                                             /s/ Cornelius A. Hofman II
                                            ----------------------------
                                            By: Cornelius A. Hofman II
                                            Its: President

Attest:

/s/ Stacey A. Hofman
---------------------
Stacey A. Hofman
Secretary